POWER OF ATTORNEY

	Know all by these presents that the undersigned

hereby constitutes and appoints each of Sandra E. Alford, William D. Marsh and Alan R. Crain, Jr. as the undersigned’s true and lawful attorneys-in-fact, with full power of substitution, to:


(1)	execute
for and on behalf of the undersigned, in the undersigned’s capacity as a reporting person of Baker Hughes
Incorporated (the "Company") pursuant
to Section 16 of the Securities
Exchange Act of 1934, as amended (the
"Exchange Act"), and the rules and
regulations issued thereunder, Forms 3,
4 and 5 in accordance with
Section 16(a) of the Exchange Act and any Form
144, Form 8-K or other
form required to be filed relating to the transaction covered by such report (collectively, the "Required Forms");


(2)	do and perform
any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Required Forms and timely file such Required Forms with the United States
Securities and
Exchange Commission, any stock exchange, or other authority or body; and


(3)	take any other action of any type whatsoever in
connection with
the foregoing which, in the opinion of any of such attorneys-in-fact or their substitutes, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by any of such attorneys-in-fact or their substitutes on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as any of such attorneys-in-fact or their substitutes may approve in the discretion of any such person.

The undersigned hereby grants to each such

attorney-in-fact or their substitutes full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that any of such attorneys-in-fact, or the substitute or substitutes of any of such attorneys-in-fact, shall lawfully do or cause to be done by virtue of this
Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact or their substitutes, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the

Exchange Act or any other law, rule or regulation.

This Power of

Attorney shall remain in full force and effect until the undersigned is no longer required to file Required Forms with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS
WHEREOF, the
undersigned has caused this Power of Attorney to be executed as of this 1st day of January 2006.


Signature:	/s/Charles S.
Wolley

Name:		Charles S. Wolley